UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

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VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2017, Village Bank and Trust Financial Corp. (the “Company”) entered into an employment agreement with C. Harril Whitehurst, Jr. who is Executive Vice President and Chief Financial Officer of the Company. The term of the agreement will end on January 6, 2019. Pursuant to the agreement, Mr. Whitehurst is entitled to receive an annual base salary of not less than $186,000. The Company’s Board of Directors or Compensation Committee will review his base salary at least annually and may make adjustments in its discretion. Mr. Whitehurst is entitled to cash bonuses and stock-based awards in such amounts as may be determined by the Company’s Board of Directors or Compensation Committee in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company. Mr. Whitehurst will maintain his status in the Village Bank Supplemental Executive Retirement Plan under which he has fully met the vesting requirements for his benefits with an annual benefit of $25,000 for 15 years.

If Mr. Whitehurst is terminated without “Cause” (as defined in the agreement) or resigns for “Good Reason” (as defined in the agreement), he will be paid for 12 months following his termination the sum of (i) his annual base salary as of the date of termination plus (ii) the highest annual bonus paid or payable for the two most recently completed years. Such severance benefit is contingent upon Mr. Whitehurst signing a customary release and waiver of claims in favor of the Company. As defined in the agreement, the term “Cause” includes, among other things, a material failure to perform his duties, unlawful or unethical business conduct, dishonesty, a willful violation of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of the Company’s work rules, code of ethics or policies, or a material breach of the agreement. As defined in the agreement, the term “Good Reason” includes, among other things, a material change in Mr. Whitehurst’s duties or authority, a change in his title, or a reduction in his salary or benefits.

If, within 24 months following a “Change of Control” (as defined in the agreement) of the Company, he is terminated by the Company without Cause, he terminates his employment for Good Reason or the Company fails to renew his agreement, he will be paid a lump sum cash payment equal to the sum of (i) his annual base salary as of the date of termination plus (ii) the highest annual bonus paid or payable for the two most recently completed years. Such change of control benefit is contingent upon Mr. Whitehurst signing a customary release and waiver of claims in favor of the Company. As defined in the agreement, the term “Change of Control” includes, among other things, a sale of securities of the Company representing at least 50% of the Company’s outstanding shares or voting power, certain merger transactions, and a sale of all or substantially all of the Company’s assets.

The foregoing summary description is qualified in its entirety by reference to the agreement, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibit.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 6, 2017, by and between Village Bank and Trust Financial Corp. and C. Harril Whitehurst, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: January 9, 2017	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 6, 2017, by and between Village Bank and Trust Financial Corp. and C. Harril Whitehurst, Jr.